Exhibit 99.1

        Horizon Health Announces Fourth Quarter and Fiscal 2004 Results

     LEWISVILLE, Texas--(BUSINESS WIRE)--Oct. 25, 2004--Horizon Health Corporation (NASDAQ/NM:HORC) today announced earnings of $0.49 per diluted share for the fourth fiscal quarter ended August 31, 2004, an increase of 14.0%, as compared with earnings of $0.43 per diluted share for the prior year quarter. Revenues increased 21.5% to $51.4 million compared with revenues of $42.3 million for the same quarter in the previous year, and net income increased 17.6% to $2.8 million compared with net income of $2.4 million for the prior year period.
     For the year ended August 31, 2004, revenues increased 8.4% to $180.3 million versus revenues of $166.3 million for the previous fiscal year. Net income rose to $10.8 million, or $1.90 per diluted share, compared with net income of $9.6 million, or $1.70 per diluted share, for the prior year, resulting in increases in net income of 12.5% and earnings per share of 11.8%.
     Mr. Ken Newman, president and chief executive officer of Horizon Health, said, "Growth for the 2004 fiscal year was substantial due to accretive acquisitions and internal growth. We are pleased with the double-digit year-over-year increases in net income and earnings per share as we implement our focused growth strategy. Next year we expect a continuation of our stated strategy for growth in the areas of our core competencies of behavioral healthcare services, including employee assistance programs and physical rehabilitation services."
     Mr. Newman also announced that the Board of Directors, at its last meeting, unanimously appointed John Pitts, who was recently promoted to senior vice president - finance of the Company, as the chief financial officer of the Company.
     The Company also confirmed its previously announced guidance of estimated earnings per share of $2.16 for its 2005 fiscal year beginning September 1, 2004. The earnings estimate for the 2005 fiscal year includes the two recently acquired behavioral healthcare hospitals, both of which are accretive to earnings, and also includes current estimates for the additional costs associated with the start-up of its behavioral health hospital division and compliance with Sarbanes-Oxley Section 404, which costs also were a factor in the 2004 fiscal year results. The earnings estimate does not include any amounts relating to future acquisitions or divestitures. The Company intends to continue to pursue acquisitions related to its behavioral healthcare and physical rehabilitation core competencies.
     A listen-only simulcast and a 30-day replay of Horizon's fourth quarter and fiscal 2004 results call will be available online on October 26, 2004, beginning at 10:00 a.m. Central Time through the Company's website at www.horizonhealth.com or at www.fulldisclosure.com.
     Horizon Health is a leading manager and a provider of behavioral health and physical rehabilitation clinical services and a provider of employee assistance plans and behavioral services to businesses and managed care organizations.
     The statements contained herein based on future expectations rather than on historical facts are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Numerous factors as outlined in the SEC Report filed by the Company could cause actual results to differ materially from those in any such forward-looking statements. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.


                                 HORIZON HEALTH
                CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
              (In thousands, except per share and statistical data)

                              For the Three Months  For the Year Ended
                                Ended August 31,     Ended August 31,
                               ------------------  ------------------
                                 2004      2003      2004       2003
                               --------  --------  --------  --------
Revenue                         $51,381   $42,278  $180,323  $166,340
Cost of Services                 39,259    32,264   138,676   129,832
                               --------  --------  --------  --------
Gross Profit                     12,122    10,014    41,647    36,508

Selling, general
 and administrative               5,183     5,416    19,785    18,614
Provision for (recovery of)
 doubtful accounts                1,060         7       810      (614)
Depreciation and
 amortization                       937       596     2,925     2,581
                               --------  --------  --------  --------

Income from operations            4,942     3,995    18,127    15,927
Interest expense (net of
 interest and other income)         390       112       634       296
                               --------  --------  --------  --------
Income before income taxes        4,552     3,883    17,493    15,631
Income tax provision              1,757     1,506     6,718     6,049
                               --------  --------  --------  --------
                                 $2,795    $2,377   $10,775    $9,582
                               ========  ========  ========  ========

Net income per common and
 common equivalent share
  Basic                           $0.51     $0.46     $1.99     $1.83
                               ========  ========  ========  ========

  Diluted                         $0.49     $0.43     $1.90     $1.70
                               ========  ========  ========  ========

Weighted average shares
 outstanding
  Basic                           5,468     5,170     5,424     5,250
  Diluted                         5,685     5,482     5,673     5,642

                      CONSOLIDATED BALANCE SHEETS

                                                   Aug. 31,   Aug. 31,
                                                     2004       2003
                                                   --------  --------
Cash                                                 $1,908    $1,973
Accounts receivable (net)                            22,059    14,822
Other current assets                                  4,013     4,455
                                                   --------  --------
Total current assets                                 27,980    21,250
Property and equipment (net)                         28,801     5,850
Goodwill and other intangible assets (net)           87,244    74,882
Other long-term assets                                  430       347
                                                   --------  --------
Total assets                                       $144,455  $102,329
                                                   ========  ========

Current liabilities                                 $22,420   $20,000
Other liabilities                                     1,570     1,431
Long-term debt                                       40,000    14,000
Deferred taxes                                        4,641     3,106
                                                   --------  --------
Total liabilities                                    68,631    38,537
Stockholders' equity                                 75,824    63,792
                                                   --------  --------
Total liabilities and stockholders' equity         $144,455  $102,329
                                                   ========  ========

                       SUMMARY STATISTICAL DATA

                                                  August 31,
                                        -----------------------------
                                           2004     2003      2002
                                        --------- --------- ---------
Number of
 contract locations:
Contract locations
 in operation                                 132       127       131
Contract locations
 signed & unopened                              8        15        11
                                        --------- --------- ---------
Total contract
 locations                                    140       142       142
                                        ========= ========= =========

Managed Care
 and EAP Lives                          3,543,960 3,217,406 2,349,197
Managed Care and
     EAP Contracts                          1,177     1,175       687

                                                  August 31,
                                        -----------------------------
                                           2001      2000      1999
                                        --------- --------- ---------
Number of
 contract locations:
Contract locations
 in operation                                 124       128       147
Contract locations
 signed & unopened                             14        10         6
                                        --------- --------- ---------
Total contract
 locations                                    138       138       153
                                        ========= ========= =========

Managed Care
 and EAP Lives                          2,208,938 1,736,078 2,416,409
Managed Care and
  EAP Contracts                               641       258       270


     CONTACT: Horizon Health Corporation, Lewisville
              Valerie Evans, 972-420-8339